UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 7, 2021, QTS Realty Trust, Inc., a Maryland corporation (“QTS” or the “Company”), QualityTech LP, a Delaware limited partnership and the operating partnership of the Company (the “Partnership”), Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”), and Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent, Merger Sub I and Merger Sub II are affiliates of Blackstone Infrastructure Partners L.P. and BREIT Operating Partnership L.P. (“BREIT OP”) (the “Guarantors”), which are affiliates of The Blackstone Group Inc. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Mergers (the “Closing”), Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, the Company will merge with and into Merger Sub I (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease (the “Surviving Partnership”). Upon completion of the Company Merger, Merger Sub I will survive and the separate existence of the Company will cease (the “Surviving Company”). The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Directors (the “Company Board”).

Merger Consideration. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), among other things:

•	Company Shares: each share of Class A Common Stock of the Company, par value $0.01 per share (each, a “Company Class A Share”) and each share of Class B Common Stock of the Company, par value $0.01 per share (each, a “Company Class B Share” and together with the Company Class A Shares, the “Company Shares”), other than shares owned by Parent, Merger Sub I or any subsidiary of Parent, the Company or Merger Sub I (such shares, the “Excluded Shares”), that is issued and outstanding immediately prior to the Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $78.00 (the “Per Company Share Merger Consideration”), without interest;
•	Series A Preferred Stock: each share of 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock of the Company, par value $0.01 per share (each, a “Company Series A Preferred Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically converted into the right to receive the redemption price per share equal to an amount in cash equal to $25.00 plus accrued and unpaid dividends, if any, to and including the date of Closing (the “Closing Date”), without interest; and prior to Closing, the Company will, following Parent’s request, provide a notice of special optional redemption to the holders of record of Company Series A Preferred Shares in accordance with the Series A Articles Supplementary (as defined in the Merger Agreement) and the Merger Agreement; and
•	Series B Preferred Stock: each share of 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (each, a “Company Series B Preferred Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be, subject to the terms and conditions set forth in the Merger Agreement, automatically converted into one Series A Preferred Unit of the Surviving Company. Such Series A Preferred Units shall have terms materially the same as the Company Series B Preferred Shares, with changes to such terms as are required pursuant to and made in compliance with the Series B Articles Supplementary (as defined in the Merger Agreement). No later than twenty business days prior to the anticipated Closing Date, the Company will provide the notice of fundamental change contemplated by the Series B Articles Supplementary (as defined in the Merger Agreement) to all holders of Company Series B Preferred Shares.

Class A Partnership Unit. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding Class A Unit of the Partnership (a “Class A Partnership Unit”), other than Class A Partnership Units held by the Company or any of the Company’s wholly-owned subsidiaries or Parent, Merger Sub II or any of their respective wholly-owned subsidiaries, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”), or in lieu of receiving the Per Partnership Unit Merger Consideration, each Class A Partnership Unit may elect to retain such Class A Partnership Unit as a Class A Partnership Unit in the Surviving Partnership.

Company LTIP Units. With respect to each Company Class O LTIP Unit (“Company LTIP Unit”) that has vested in accordance with the terms of the relevant award agreement prior to the Partnership Merger Effective Time (each, a “Vested LTIP Unit”), the Company, as the general partner of the Partnership, will exercise its right to cause a Class O LTIP Unit Mandatory Conversion (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) with respect to each Vested LTIP Unit, such that as of immediately prior to the Partnership Merger Effective Time, each Vested LTIP Unit shall be converted into a number of Class A Partnership Units pursuant to the terms of the Partnership Agreement including, for the avoidance of doubt, that such conversion shall be determined taking into account any allocations that would be deemed to occur pursuant to the terms of the Partnership Agreement if a Class A Unit Transaction (as defined therein) were considered to occur immediately prior to and in conjunction with such conversion, with the result that the Class O Unit Economic Capital Account Balance (as defined in the Partnership Agreement) of a holder of Vested LTIP Units is adjusted to give effect to any allocations that would occur in connection therewith.

Company Equity Awards. Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Company Merger Effective Time, outstanding equity awards of the Company will be treated as follows:

•	Stock Options: each option to purchase Company Shares (each, a “Company Option”) that is outstanding immediately prior to the Company Merger Effective Time shall automatically be cancelled in exchange for a cash payment in an amount in cash equal to (i) the number of Company Shares subject to the Company Option immediately prior to the Company Merger Effective Time multiplied by (ii) the excess (if any) of the Per Company Share Merger Consideration over the per share exercise price applicable to the Company Option (less any applicable income and employment withholding taxes); in the event that the exercise price of a Company Option exceeds the Per Company Share Merger Consideration, such Company Option shall be cancelled for no consideration;
•	Restricted Share Awards: each award of restricted Company Shares (each, a “Company Restricted Share Award”) that is outstanding immediately prior to the Company Merger Effective Time shall be cancelled in exchange for a cash payment in an amount in cash equal to (i) the number of Company Shares subject to the Company Restricted Share Award immediately prior to the Company Merger Effective Time multiplied by (ii) the Per Company Share Merger Consideration (less any applicable income and employment withholding taxes);
•	Performance Units: each outstanding award of performance units (“Company Performance Units”) shall automatically become earned and vested with respect to that number of Company Shares subject to such Company Performance Units (including any related dividend equivalents) determined in accordance with the terms of the Company Performance Units based on the achievement of the applicable performance goals set forth in the award agreement governing such Company Performance Units, as measured from the beginning of the applicable performance period through the date immediately prior to the Closing Date; provided, however that for each award of Company Performance Units that vests based upon the attainment of operating funds from operations goals, such award of Company Performance Units shall be deemed earned at target level of performance in accordance with the terms of the award agreement governing such award (each such earned and vested Company Performance Unit (including any related dividend equivalents), an “Earned Unit”). At the Company Merger Effective Time, each Earned Unit shall be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled Earned Unit an amount in cash (without interest, and less any applicable income and employment withholding taxes) equal to the Per Company Share Merger Consideration for each Earned Unit. Notwithstanding the preceding, (i) the Company Performance Units that vest based upon the attainment of operating funds from operations goals granted in 2020 will vest at the maximum level of performance (unless Parent and the Company determine that, on a pro forma basis, the applicable performance goals would be satisfied at less than maximum performance, in which case such Company Performance Units would vest based on such actual pro forma performance achievement (but in no event less than target performance)), (ii) any Company Performance Units (including any related dividend equivalents) for which the level of performance has previously been determined and certified prior to the date of the Merger Agreement and that remain subject to service-based vesting conditions shall, effective immediately prior to the Company Merger Effective Time, automatically vest and shall be treated for purposes of the Merger Agreement as an Earned Unit and (iii) the Chief Executive Officer’s Company Performance Units that vest based on attainment of TSR goals will be earned, as required by the terms of his award agreement governing such Company Performance Units, at the greater of (x) target level or (y) the level of achievement of the applicable performance goals set forth in such award agreement as measured from the beginning of the applicable performance period through the date immediately prior to the Closing Date.

•	Deferred Share Units: all equity-based awards deferred under, and all accounts that represent amounts notionally invested in Company Shares under, the Company Director Deferred Compensation Plan (the “Deferred Compensation Plan” and such units the “Deferred Share Units”), and all accrued dividend equivalents, shall become vested and no longer subject to restrictions (including any holding period restrictions), and all Deferred Share Units shall, at the Company Merger Effective Time, be adjusted and converted into a right of the holder to have allocated to the holder’s account under the Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of Company Shares deemed invested under or otherwise referenced by such account immediately before the Company Merger Effective Time and (ii) the Per Company Share Merger Consideration, and shall cease to represent a right to receive a number of Company Shares or cash equal to or based on the value of a number of Company Shares.

Closing Conditions. The consummation of the Mergers is subject to certain customary closing conditions, including, among others, (i) approval of the Company Merger by the affirmative vote of a majority of all of the votes entitled to be cast on the matter (the “Company Requisite Vote”), (ii) the absence of injunctions, orders or legal restraints that are then in effect and that have the effect of restricting, preventing or prohibiting consummation of the Mergers, (iii) as a condition to Parent’s, Merger Sub I’s and Merger Sub II’s obligations to close, the receipt by Parent and Merger Sub I of the opinion of tax counsel to the Company with respect to certain of the opinion of tax counsel to the Company with respect to certain tax matters and (iv) as a condition to Parent’s, Merger Sub I’s and Merger Sub II’s obligations to close, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by Parent, Merger Sub I or Merger Sub II.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring the Company and its subsidiaries to use commercially reasonable efforts to, in all material respects, carry on their respective businesses in the ordinary course of business consistent with past practice and the Company’s budget and, subject to certain exceptions, restricting the Company from engaging in certain financing, acquisition and other operating activities without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned) during the period between the date of the Merger Agreement and Closing. The Merger Agreement requires the Company to convene a stockholders’ meeting for purposes of obtaining the Company Requisite Vote, except if the Company effects an Adverse Recommendation Change and terminates the Merger Agreement..

Go Shop Solicitation Period. Until 11:59 p.m. (New York City time) on July 17, 2021 (the “No-Shop Period Start Date”), the Company and its subsidiaries and representatives shall have the right to solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, including providing non-public information and data regarding the Company to any person pursuant to a confidentiality agreement, and engage in any discussions or negotiations with any persons and their respective representatives with respect to an alternative acquisition proposal or potential alternative acquisition proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any inquiries. Within one business day after the No-Shop Period Start Date, the Company shall notify Parent of the identity of each person from whom the Company received an alternative acquisition proposal during such period, including any Excluded Parties (as defined in the Merger Agreement), and provide a copy of such alternative acquisition proposal and any other written terms or proposals. The Company and its subsidiaries and their respective representatives may continue to engage in the activities described above with respect to an Excluded Party until 11:59 p.m. (New York City time) on July 27, 2021, subject to extension in certain circumstances (the “Cut-Off Time”).

Non-Solicitation. Under the Merger Agreement, from and after the No-Shop Period Start Date, other than as permitted with respect to Excluded Parties as described above, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposal and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal.

Prior to obtaining the Company Requisite Vote, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement.

Termination of the Merger Agreement. The Merger Agreement may be terminated:

•	by either party if (i) a governmental authority has issued a final and non-appealable judgment or taken other action to permanently prohibit consummation of the Mergers, or (ii) the Mergers shall not have been consummated on or before December 7, 2021 (the “Outside Date”), or (iii) if the Company Requisite Vote is not obtained at the stockholders’ meeting or any adjournment or postponement thereof;
•	by the Company if (i) prior to obtaining the Company Requisite Vote, the Company Board approves and concurrently with termination, the Company enters into a definitive agreement with a third party providing for the implementation of a Superior Proposal that did not result from a breach of the non-solicitation provisions described above and only if the Company pays the applicable termination fee to Parent prior to or concurrently with such termination, or (ii) there is a breach of the Merger Agreement by Parent, Merger Sub I or Merger Sub II that would result in the failure of certain closing conditions to be satisfied by the Outside Date, or (iii) the closing conditions are satisfied, the Company has notified Parent that the closing conditions are satisfied and the Company and Partnership are ready to close and Parent, Merger Sub I and Merger Sub II fail to consummate the Closing within three business days after such notice; or
•	by Parent if (i) the Company Board makes an Adverse Recommendation Change, or (ii) the Company fails to publicly recommend against a tender offer or exchange offer within 10 business days after commencement thereof, or (iii) the Company Board fails to publicly reaffirm its recommendation within 10 business days after an alternative acquisition proposal has been publicly announced, or (iv) the Company enters into an Alternative Acquisition Agreement (as defined in the Merger Agreement), or (v) there is a breach of the Merger Agreement by the Company or the Partnership that would result in the failure of certain closing conditions to be satisfied by the Outside Date.

The Company will be required to pay a termination fee to Parent equal to $128,000,000 if the Merger Agreement is terminated by the Company prior to the Cut-Off Time to enter into a Superior Proposal with an Excluded Party. The Company will be required to pay a termination fee to Parent equal to $220,000,000 if the Merger Agreement is terminated in the following circumstances:

•	Parent terminates the Merger Agreement after the Company Board makes an Adverse Recommendation Change, fails to publicly recommend against a tender offer or exchange offer within 10 business days after commencement thereof, the Company Board fails to publicly reaffirm its recommendation within 10 business days after an alternative acquisition proposal has been publicly announced or the Company enters into an Alternative Acquisition Agreement, or

•	the Company terminates the Merger Agreement to enter into a Superior Proposal that did not result from a breach of the non-solicitation provisions described above (including to enter into a Superior Proposal with a formerly Excluded Party any time after the Cut-Off Time), or
•	all of the following occur: (A) an alternative takeover proposal is received by the Company Board or publicly communicated, and (B) the Merger Agreement is terminated by the Company or Parent because the Outside Date has been reached or due to the failure to obtain the Company Requisite Vote, or terminated by Parent for certain breaches by the Company of its representations, warranties or covenants, and (C) within 12 months of such termination, the Company enters into an alternative transaction or consummates a transaction for more than 50% of the Company’s stock or assets.

Parent will be required to pay a termination fee equal to $805,000,000 (the “Parent Termination Fee”) if the Merger Agreement is terminated in the following circumstances:

•	the Company terminates the Merger Agreement for certain breaches by Parent of its representations, warranties or covenants or if Parent fails to close when required to do so (as described above), or
•	Parent terminates the Merger Agreement because Closing has not occurred on or after the Outside Date and, at such time, the Company would have been entitled to terminate the Merger Agreement as a result of a breach by Parent or Parent having failed to close when required to do so, as described above.

The Company’s sole and exclusive remedy relating to a breach of the Merger Agreement by Parent is the Parent Termination Fee, certain litigation expenses in enforcing its right to the Parent Termination Fee and certain indemnification and reimbursement related to cooperation with Parent’s financing plan. Each Guarantor has guaranteed certain such payment obligations of Parent under the Merger Agreement up to $402,500,000 plus certain enforcement expenses.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms and conditions. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Partnership, Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Partnership, Parent, Merger Sub I and Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 8.01 under the section “Letter Agreement” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2021, the Company Board approved the second amendment (the “Bylaws Amendment”) to the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), which provides that unless the Company consents in writing to the selection of an alternative forum, (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim as defined under the Maryland General Corporation Law (the “MGCL”), (b) any derivative action or proceeding brought in the right or on behalf of the Company, (c) any action asserting a claim of breach of any duty owed by any director, officer, employee or agent of the Company to the Company or its stockholders, (d) any action asserting a claim against the Company or any director, officer, employee or agent of the Company arising pursuant to any provision of the MGCL, the Company’s charter or Bylaws or (e) any action asserting a claim against the Company or any director, officer, employee or agent of the Company that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). The Bylaws Amendment became effective on June 7, 2021.

The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 8.01 Other Events.

Support Agreement

On June 7, 2021, Chad L. Williams, in his capacities as a stockholder of the Company and a unitholder of the Partnership, and certain of his affiliates (collectively, the “Holders”) entered into a Support Agreement with Parent pursuant to which the Holders agreed, among other things, (i) to have counted as present for purposes of establishing a quorum and to vote their respective Company Class A Shares, Company Class B Shares and units of the Partnership in favor of the adoption of the Merger Agreement and the approval of the Company Merger or Partnership Merger, as applicable, (ii) to have counted as present for purposes of establishing a quorum and to vote against any Company Acquisition Proposal (as defined in the Merger Agreement) and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or the Partnership under the Merger Agreement or of Holder under the Support Agreement, and (iii) not to transfer their respective Company Class A Shares, Company Class B Shares and units of the Partnership. The Support Agreement shall automatically terminate upon the earliest of (i) the Company Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) any amendment to the Merger Agreement effected without the consent of the Holders that is an Adverse Amendment (as defined in the Support Agreement).

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Letter Agreement

On June 7, 2021, Chad L. Williams, the Chairman, President and Chief Executive Officer of the Company, and certain of his affiliates (the “CW Parties”) entered into a letter agreement (the “Letter Agreement”) with Parent, Merger Sub I and Merger Sub II in connection with the Merger Agreement and with respect to certain provisions of (a) the Tax Protection Agreement, dated as of October 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Tax Protection Agreement”), by and among the Company, the Partnership and the signatories party thereto, and (b) the Employment Agreement entered into on April 11, 2017 and effective as of April 3, 2017 (as amended June 23, 2017) by and among the Company, the Partnership, Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Partnership (the “Employer”), and the Mr. Williams (the “Employment Agreement”), pursuant to which the Employer employs Mr. Williams and Mr. Williams serves as Chief Executive Officer of the Company, the Partnership and the Employer.

Pursuant to the Letter Agreement and subject to the terms and conditions of the Merger Agreement, the CW Parties agreed, among other things, to irrevocably and unconditionally elect to (a) retain in the Partnership Merger, in lieu of the Per Partnership Unit Merger Consideration (as defined in the Merger Agreement) to which the CW Parties would otherwise be entitled, a total of 5,489,898 Class A Partnership Units (the “Retained Class A Partnership Units”) and (b) receive in the Partnership Merger the Per Partnership Unit Merger Consideration in respect of a total of 609,989 Class A Partnership Units (the “Cash-out Class A Partnership Units” and together with the Retained Class A Partnership Units, the “Owned Units”). In addition, the CW Parties agreed not to Transfer (as defined in the Letter Agreement) any of the Owned Units through the Partnership Merger Effective Time.

The Letter Agreement provides that the Partnership will make a payment, solely with respect to Cash-out Class A Partnership Units, to each CW Party who is a Tax Protected Party (as defined in the Letter Agreement) pursuant to the terms of the Tax Protection Agreement and with such amounts calculated in accordance with the terms of the Letter Agreement. The Letter Agreement also provides that (a) all of the restrictions in the Tax Protection Agreement will continue to apply with respect to any Tax Protected Party that holds Retained Class A Partnership Units after Closing, (b) the Surviving Company and the Partnership will be bound by the Tax Protection Agreement and (c) the Tax Protection Period (as defined in the Tax Protection Agreement) will be extended such that it will end at 12:01 a.m. on October 1, 2033.

In addition, the Letter Agreement provides that in the event Mr. Williams’ employment is terminated without Cause (as defined in the Employment Agreement) or by Mr. Williams for Good Reason (as defined in the Employment Agreement, as amended by the Letter Agreement) upon or following the closing of the Mergers, the CW Parties will be entitled to exercise an exchange right to exchange the Retained Class A Partnership Units for Class I units of BREIT OP subject to the terms and conditions set forth in the Partnership’s partnership agreement (other than with respect to limitations on the number of Retained Class A Partnership Units that may be subject to the exchange right during certain 12-month and 24-month periods), as expected to be amended in connection with Closing. In addition, the Letter Agreement provides that (a) effective as of Closing, the definition of “Good Reason” in the Employment Agreement will be modified so it no longer includes an adverse change in Mr. Williams’ title as Chairman of the Board of the Company (including failure to be elected Chairman of the board at any annual meeting of the Company’s stockholders), or failure to nominate Mr. Williams for election as Chairman of the Board at any annual meeting of the Company’s stockholders, and (b) a termination of Mr. Williams’ employment as a result of the Employer’s delivery, within two years following the Closing, of notice that the Employment Agreement will not be renewed, will constitute a triggering event under the Employment Agreement.

The Letter Agreement will terminate upon the termination of the Merger Agreement.

The foregoing description of the Letter Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company securities is set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of the Company’s securities by directors and executive officers have changed since the amounts disclosed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing the Company’s website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of the Company to obtain stockholder approval required to consummate the proposed transaction; the satisfaction or waiver of other conditions to Closing in the Merger Agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against the Company, its directors and others related to the proposed transaction; adverse economic or real estate developments in the Company’s markets or the technology industry; global, national and local economic conditions; risks related to the Company’s international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in the Company’s current and any future joint venture investments, such as lack of sole decision-making authority and reliance on the Company’s partners’ financial condition.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports the Company files with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of June 7, 2021, by and among QTS Realty Trust, Inc., Volt Upper Holdings LLC, Volt Lower Holdings LLC, Volt Acquisition LP, and QualityTech, LP.*
3.1	Second Amendment to Second Amended and Restated Bylaws of QTS Realty Trust, Inc.
99.1	Support Agreement, dated as of June 7, 2021, by and between Volt Upper Holdings LLC, Chad L. Williams and his affiliates signatory thereto.*
99.2	Letter Agreement, dated as of June 7, 2021, by and among Chad L. Williams, his affiliates signatory thereto, Volt Upper Holdings LLC, Volt Lower Holdings LLC, and Volt Acquisition LP. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

June 7, 2021	By:	/s/ Matt N. Thomson
Matt N. Thomson
General Counsel